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                             TAIT, WELLER & BAKER
                         Certified Public Accountants







              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Statement of Additional Information (Part B) of this amended Registration Statement on Form N-1A of our report dated December 16, 1996 (except for Note 5 as to which the date is December 24, 1996 relating to financial statements of Eagle Growth Shares, Inc. for the year ended November 30, 1996. We also consent to the reference to our report under the heading "Financial Highlights" in such amended Registration Statement.


                                           /s/Tait, Weller & Baker
                                           Tait, Weller & Baker



Philadelphia, Pennsylvania
March 5, 1997